Exhibit b-53



                  BYLAWS

                     OF

      PREMIER SERVICE SYSTEMS, INC.


                  ARTICLE I. OFFICES

              Section 1.01. Registered Office and
Agent. The Corporation shall have and continuously maintain a registered office and registered agent in accordance with the provisions of Section 14-2-501 of the Georgia Business Corporation Code.

              Section 1.02. Other Offices. The
Corporation may have offices at such place or places within or without the State of Georgia as the Board of Directors may from time to time appoint or the business of the Corporation may require or make desirable.

          ARTICLE II. SHAREHOLDERS MEETINGS

              Section 2.01. Place of Meetings. All
meetings of the Shareholders shall be held at such place as may be fixed from time to time by the Board of Directors. In the absence of a resolution adopted by the Board of Directors fixing such place, all meetings shall be held at the principal office of the Corporation.

              Section 2.02. Annual meetings. An annual meeting of the Shareholders shall be held on the last business day of the fifth month following the close of each fiscal year, or at such other time and date prior thereto and following the close of the fiscal year as shall be determined by the Board of Directors, for the purpose of electing Directors and transacting such other business as may properly be brought before the meeting.

              Section 2.03. Special Meetings. Special
meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by statute or the Articles of Incorporation, may be called by the Chairman of the Board or the President; and shall be called by the Chairman of the Board, the President or the Secretary: (i) when so directed by the Board of Directors, (ii) at the request in writing of any two
(2) or more Directors, delivered to such Officer, or
(iii) when the holders of at least twenty-five percent
(25%) of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Corporation one or more written demands for the meeting. All such written requests shall state the purpose or purposes of the proposed meeting.

              Section 2.04. Notice of Meetings: Waiver of Notice. Except as otherwise required by statute or the Articles of Incorporation, written notice of each meeting of the Shareholders, whether annual or special, shall be served either personally or by mail, upon each Shareholder of record entitled to vote at such meeting, not less than 10 nor more than 60 days before such meeting. If mailed, such notice shall be directed to a Shareholder at his post office address last shown on the records of the Corporation. Notice of any special meeting of Shareholders shall state the purpose or purposes for which the meeting is called. Notice of any meeting of Shareholders shall not be required to be given to any Shareholder who, in person or by his attorney thereunto authorized, either before or after such meeting, shall waive such notice by means of a signed writing delivered to the Corporation. Attendance of a Shareholder at a meeting, either in person or by proxy, shall of itself constitute waiver of notice and waiver of any and all objections to the place of the meeting, the time of the meeting, the manner in which it has been called or convened, or the consideration of a particular matter that is not within the purpose or purposes described in the meeting notice, except when a Shareholder attends a meeting solely for the purpose of stating, at the beginning of the meeting, any such objection or objections to the transaction of business.


              Section 2.05. Quorum: Adjournment of
Meetings. The holders of a majority of the stock issued, outstanding, and entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the Shareholders for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation, or by these Bylaws. If, however, such majority shall not be present or represented at any meeting of the Shareholders, the Shareholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time. If the adjournment is not for more tan 120 days, the adjourned meeting may be held without notice other than an announcement at the meeting. If the adjournment is for more than 120 days, or if a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Shareholder of record entitled to vote at such meeting. At any such adjourned meeting at which a quorum shall be present in person or by proxy, any business may be transacted that might have been transacted at the meeting as originally called.

              Section 2.06. Voting. At every meeting of the Shareholders, including meetings of the Shareholders for the election of Directors, any Shareholder having the right to vote shall be entitled to vote in person or by proxy, but no proxy shall be voted after eleven (11) months from its date, unless said proxy provides for a longer period. Each
Shareholder shall have one vote for each share of stock having voting power, registered in his name on the books of the Corporation. If a quorum exists, action on a matter (other than the election of Directors) by the Shareholders is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation, these Bylaws, or the Georgia Business Corporation Code requires a greater number of affirmative votes. Unless otherwise provided in the Articles of Incorporation, Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present, and the vote for the election of Directors shall be by written ballot.

              Section 2.07. Conduct of Meetings. The
Chairman of the Board of Directors, or in his absence the President, or in their absence a person appointed by the Board of Directors, shall preside at meetings of the Shareholders. The Secretary of the Corporation, or in the Secretary's absence, any person appointed by the presiding Officer, shall act as Secretary for meetings of the Shareholders.

              Section 2.08. Written Consents. Any
action required or permitted to be taken at a meeting of the Shareholders of the Corporation may be taken without a meeting if written consent, setting forth the action so taken, shall be signed by persons who would be entitled to vote at a meeting those shares having voting power to cast not less than the minimum number
(or numbers, in the case of voting by classes) of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted. The rights set forth herein shall be governed by and subject to the provisions of O.C.G.A. Section 14-2-704.

              Section 2.09. Inspectors of Election. All votes by ballot at any meeting of Shareholders shall be conducted by such number of inspectors of election as are appointed for that purpose by either the Board of Directors or by the Chairman of the meeting. The inspectors of election shall decide upon the qualifications of voters, count the votes and declare the results.

              Section 2.10. Record Date. The Board of
Directors, in order to determine the Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, shall fix in advance a record date which shall not be more than seventy (70) days before the date of such meeting, nor more than seventy (70) days prior to any other action, and in such case only such Shareholders as shall be Shareholders of record on the date so fixed, and that are otherwise entitled to vote, shall be entitled to such notice of or to vote at such meeting or any adjournment thereof, or to express consent to such corporate action in writing without a meeting, or to receive payment of any such dividend or other distribution or allotment of any rights, or to exercise any such rights in respect of stock or to take any such other lawful action, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date is fixed as aforesaid.

           ARTICLE III. BOARD OF DIRECTORS


     Section 3.01. Authority. Except as may be otherwise provided by any legal agreement among Shareholders, the property and business of the Corporation shall be managed by its Board of Directors.
In addition to the powers and authority expressly conferred by these Bylaws, the Board of Directors may exercise all powers of the Corporation and do all such lawful acts and things as are not by law, by any legal agreement among Shareholders, by the Articles of Incorporation, or by these Bylaws directed or required to be exercised or done by the Shareholders.


         Section 3.02. Number and Term. The Board of
Directors shall consist of that number of members to be fixed by resolution or agreement of the Shareholders from time to time. Each Director (whether elected at an annual meeting of Shareholders or otherwise) shall hold office until the annual meeting of Shareholders held next after his election, and until a successor shall be elected and qualified, or until his earlier death, resignation, incapacity to serve, or removal.
Directors need not be Shareholders.

              Section 3.03. Vacancies. A vacancy on the
Board of Directors shall exist upon the death, resignation, removal, or incapacity to serve of any Director; upon the increase in the number of authorized
Directors; and upon the failure of the Shareholders to elect the full number of Directors authorized. The remaining Directors shall continue to act, and such vacancies may be filled by a majority vote of the remaining Directors then in office, though less than a quorum, and, if not filled by prior action of the Directors, may be filled by the Shareholders at any meeting held during the existence of such vacancy.

              Section 3.04. Place of Meetings. The
Board of Directors may hold its meetings at such place or places within or without the State of Georgia as it may from time to time determine.

              Section 3.05. Compensation of Directors.
Directors may be allowed such compensation for attendance at regular or special meetings of the Board of Directors and of any special or standing committees thereof as may be from time to time determined by resolution of the Board of Directors.

              Section 3.06. Resignation. Any Director
may resign by giving written notice to the Board of Directors. The resignation shall be effective on receipt, unless the notice specifies a later time for the effective date of such resignation, in which event the resignation shall be effective upon the election and qualification of a successor. If the resignation is effective at a future time, a successor may be elected before that time to take office when the resignation becomes effective.

              Section 3.07. Removal. The Shareholders
may declare the position of a Director vacant, and may remove such Director for cause at a special meeting of the Shareholders called for such purpose, on the occurrence of any of the following events: the Director has been declared of unsound mind by a final order of court; the Director has been convicted of a felony; the Director has failed to attend any meeting of the Board for at least a year and a half; or the Director has been presented with one or more written charges, has been given at least ten (10) day's notice of a hearing at which he may have legal counsel present, and has been given the opportunity for such a hearing at a meeting of the Shareholders. The Shareholders may also declare the position of a Director vacant, and may remove such Director without cause, by a vote of two-thirds of the votes cast by the shares entitled to vote at a meeting at which a quorum is present.

              Section 3.08. Initial Meeting. Each newly elected Board of Directors shall meet (i) at the place and time which shall have been determined, in accordance with the provisions of these Bylaws, for the holding of the regular meeting of the Board of Directors scheduled to be held first following the annual meeting of the Shareholders at which the newly elected Board of Directors shall have been elected, or
(ii) if no place and time shall have been fixed for the holding of such meeting of the Board of Directors, then immediately following the close of such annual meeting of Shareholders and at the place thereof, or (iii) at such time and place as shall be fixed by the written consent of all the Directors of such newly elected
Board of Directors. In any event no notice of such meeting to the newly elected Directors shall be necessary in order legally to constitute the meeting.

              Section 3.09. Regular Meetings. Regular
meetings of the Board of Directors may be held at such time and place within or without the State of Georgia as shall from time to time be determined by the Board of Directors by resolution, and such resolution shall constitute notice thereof. No further notice shall be required in order legally to constitute such regular meeting.

              Section 3.10. Special Meetings. Special
meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the President and shall be called by the Chairman of the Board, the President or the Secretary on the written request of any two (2) or more Directors delivered to such Officer of the Corporation. The Secretary shall give notice of all meetings of the Board of Directors by mailing the notice at least two (2) days before each meeting or by personal delivery or telephoning the Directors not later than one (1) day before each meeting. Any such special meeting shall be held at such time, date and place within or without the State of Georgia as shall be stated in the notice of meeting. No notice of any special meeting of the Board of Directors need state the purposes thereof.

              Section 3.11. Waiver of Notice. A
Director may waive any notice required by this Article
III before or after the date and time stated in the notice. Except as provided below, the waiver must be in writing, signed by the Director entitled to the notice, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A
Director's attendance at or participation in a meeting waives any required notice to him of the meeting unless the Director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

              Section 3.12. Quorum: Voting. At all
meetings of the Board of Directors, the presence of a majority of the authorized number of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business. The act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, by the Articles of Incorporation or by these Bylaws. In the absence of a quorum, a majority of the Directors present at any meeting may adjourn the meeting from time to time until a quorum is reached.
Notice of any adjourned meeting need only be given by announcement at the meeting at which the adjournment is taken.


              Section 3.13. Telephonic Participation.
Directors may participate in meetings of the Board of Directors through use of conference telephone or similar communications equipment, provided all
Directors participating in the meeting can hear one another. Such participation shall constitute personal presence at the meeting, and consequently shall be counted toward the required quorum and in any vote.

              Section 3.14. Conduct of Meetings. The
Chairman of the Board of Directors, or in his absence the President, and in their absence the Vice President, if any, named by the Board of Directors, shall preside at meetings of the Board of Directors. The Secretary of the Corporation, or in the Secretary's absence any person appointed by the presiding Officer, shall act as Secretary for meetings of the Board of Directors.

              Section 3.15. Action by Written Consent.
Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if, prior to such action, a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or committee.

                ARTICLE IV. COMMITTEES

              Section 4.01. Executive Committee. The
Board of Directors may by resolution adopted by a majority of the entire Board, designate an Executive
Committee of one (1) or more Directors. Each member of the Executive Committee shall hold office until the first meeting of the Board of Directors after the annual meeting of the Shareholders next following his election and until his successor member of the Executive Committee is elected, or until his death, resignation, removal, or until he shall cease to be a Director.

              Section 4.02. Executive Committee -
Powers. During the intervals between the meetings of the Board of Directors, the Executive Committee may exercise all the powers of the Board of Directors in the management of the business affairs of the Corporation, including all powers specifically granted to the Board of Directors by these Bylaws or by the Articles of Incorporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that the Executive
Committee shall not have the power to amend or repeal any resolution of the Board of Directors that by its terms shall not be subject to amendment or repeal by the Executive Committee, and the Executive Committee shall not have the authority of the Board of Directors in reference to (1) amending the Articles of Incorporation; (2) adopting, amending or approving a plan of merger or share exchange; (3) adopting, amending or repealing the Bylaws of the Corporation;
(4) the filling of vacancies on the Board of Directors or on any committee; (5) approving or proposing to Shareholders action that the Georgia Business
Corporation Code requires to be approved by Shareholders; (6) the sale, lease, exchange or other disposition of all or substantially all the property or assets of the Corporation; (7) the removal of any or all of the Officers of the Corporation; or (8) a voluntary dissolution of the Corporation or a revocation of any such voluntary dissolution.

          Section 4.03. Executive Committee - Meetings.
The Executive Committee shall meet from time to time on call of the Chairman of the Board of Directors, the President, or of any one (1) or more members of the Executive Committee. Meetings of the Executive
Committee may be held at such place or places, within or without the State of Georgia, as the Executive
Committee shall determine or as may be specified or fixed in the respective notices of such meetings. The
Executive Committee may fix its own rules of procedure, including provision for notice of its meetings, shall keep a record of its proceedings, and shall report these proceedings to the Board of Directors at the meeting thereof held next after such meeting of the Executive Committee. All such proceedings shall be subject to revision or alteration by the Board of Directors except to the extent that action shall have been taken pursuant to or in reliance upon such proceedings prior to any such revision or alteration.
The Executive Committee shall act by majority vote of its members.

              Section 4.04. Executive Committee -
Alternate Members. The Board of Directors, by resolution adopted in accordance with Section 4.01, may designate one (1) or more Directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee.

              Section 4.05. Other Committees. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate one (1) or more other committees, each committee to consist of one (1) or more of the Directors of the Corporation, which shall have such name or names and shall have and may exercise such powers of the Board of Directors in the management of the business and affairs of the Corporation, except the powers denied to the Executive Committee, as may be determined from time to time by the Board of Directors.

              Section 4.06. Removal of Committee
Members. The Board of Directors shall have power at any time to remove any or all of the members of any committee, with or without cause, to fill vacancies in and to dissolve any such committee.

                 ARTICLE V. OFFICERS

              Section 5.01. Election of Officers. The
Board of Directors, at its first meeting after each annual meeting of Shareholders, shall elect a President and may elect such other of the following Officers: a Chairman of the Board of Directors, one or more Vice
Presidents (one of whom may be designated Executive
Vice President), a Secretary, a Treasurer and a Controller. The Board of Directors at any time and from time to time may appoint such other Officers as it shall deem necessary, including one or more Assistant
Vice Presidents, one or more Assistant Treasurers, and one or more Assistant Secretaries, who shall hold their offices for such terms as shall be determined by the Board of Directors, and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors or the Chairman of the Board.

              Section 5.02. Compensation. The salaries of the Officers of the Corporation shall be fixed by the Board of Directors, except that the Board of Directors may delegate to any Officer or Officers the power to fix the compensation of any Officer appointed in accordance with the second sentence of Section 5.01 of these Bylaws.

              Section 5.03. Term. Removal. Resignation.
Each Officer of the Corporation shall hold office until the first meeting of the Board of Directors after the annual meeting of Shareholders following the officer's election and until his successor is chosen or until his earlier resignation, death, removal or termination of his office. Any Officer may be removed with or without cause by a majority vote of the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby. Any Officer may resign by giving written notice to the Board of Directors. The resignation shall be effective upon receipt, or at such time as may be specified in such notice.

              Section 5.04. Chairman of the Board. The
Chairman of the Board of Directors, when one is elected, may be declared by the Board to be the Chief
Executive Officer of the Corporation and, if so, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall be ex officio a member of all standing committees, unless otherwise provided in the resolution appointing the same. The Chairman of the Board shall call meetings of the Shareholders, the Board of Directors, and the Executive Committee to order and shall act as chairman of such meetings.

              Section 5.05. President. When no Chairman of the Board has been elected, or if a Chairman has been elected and not declared to be the Chief Executive
Officer, or in the event of the death or disability of the Chairman of the Board or at his request, the President shall have all of the powers and perform the duties of the Chairman of the Board. The President shall also have such powers and perform such duties as are specifically imposed upon him by law and as may be assigned to him by the Board of Directors or the Chairman of the Board. The President shall be ex officio a member of all standing committees, unless otherwise provided in the resolution appointing such committees. In the absence of a Chairman of the Board serving as Chief Executive Officer, the President shall call meetings of the Shareholders, the Board of Directors, and the Executive Committee to order and shall act as chairman of such meetings. If no other
Officers are elected, the President shall also have all of the powers and perform the duties of Secretary and Treasurer.

              Section 5.06. Vice Presidents. The Vice
Presidents shall perform such duties as are generally performed by vice presidents. The Vice Presidents shall perform such other duties and exercise such other powers as the Board of Directors, the Chairman of the Board, or the President shall request or delegate. The
Assistant Vice Presidents shall have such powers, and shall perform such duties, as may be prescribed from time to time by the Board of Directors, the Chairman of the Board, or the President.


              Section 5.07. Secretary. The Secretary
shall attend all meetings of the Board of Directors and all meetings of the Shareholders, shall record all votes and the minutes of all proceedings in books to be kept for that purpose, and shall perform like duties for the standing committees when required. He shall give, or cause to be given, any notices required to be given of any meetings of the Shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board of Directors, or the President.
The Assistant Secretary or Assistant Secretaries shall, in the absence or disability of the Secretary, or at the Secretary's request, perform the duties and exercise the powers and authority herein granted to the Secretary.

              Section 5.08. Treasurer. The Treasurer
shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit or cause to be deposited, in the name of the Corporation, all monies or other valuable effects in such banks, trust companies, or other depositories as shall from time to time be selected by the Board of Directors. He shall render to the Chairman of the Board of Directors, the President, and the Board of Directors, whenever requested, an account of the financial condition of the Corporation, and, in general, he shall perform all the duties incident to the office of treasurer of a corporation, and such other duties as may be assigned to him by the Board of Directors, the Chairman of the Board, or the President.

              Section 5.09. Controller. The Board of
Directors may elect a Controller who shall keep or cause to be kept in the books of the Corporation provided for that purpose a true account of all transactions, and of the assets and liabilities, of the Corporation. The Controller shall prepare and submit to the Chairman of the Board of Directors or President such financial statements and schedules as may be required to keep such Officer currently informed of the operations and financial condition of the Corporation, and shall perform such other duties as may be assigned by the Board of Directors, the Chairman of the Board of Directors or the President.

              Section 5.10. Vacancy in Office. In case of the absence of any Officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, any or all of the powers or duties of such Officer to any other Officer or to any Director.

              ARTICLE VI. CAPITAL STOCK

              Section 6.01. Share Certificates. The
interest of each Shareholder shall be evidenced by a certificate or certificates representing shares of stock of the Corporation which shall be in such form as the Board of Directors may from time to time adopt. The certificates shall be consecutively numbered, and the issuance of shares shall be duly recorded in the books of the Corporation as they are issued. Each certificate shall indicate the holder's name, the number of shares, the class of shares and series, if any, represented thereby, a statement that the Corporation is organized under the laws of the State of Georgia, and the par value of each share or a statement that the shares are without par value. Each certificate shall be signed by the Chairman of the Board, the President, or a Vice
President, and may (but need not) be signed by Treasurer, Assistant Treasurer, Secretary or Assistant
Secretary, if such officer or officers have been elected or appointed by the Corporation; provided, however, that if such certificate is signed by a transfer agent, or by a transfer clerk acting on behalf of the Corporation, and a registrar, the signature of any such Officer may be a facsimile. In the event that any Officer who has signed, or whose facsimile signature has been used on, any such certificate, shall cease to be an Officer of the Corporation, whether because of death, resignation, or otherwise, prior to the delivery of such certificate by the Corporation, such certificate may nevertheless be delivered as though the person whose facsimile signature shall have been used thereon had not ceased to be such Officer.

              Section 6.02. Shareholder Records. The
Secretary shall keep a record of the Shareholders of the Corporation which readily indicates in alphabetical order or by alphabetical index, and by classes of stock, the names of the Shareholders entitled to vote, the addresses of such Shareholders, and the number of shares held by such Shareholders. Said record shall be presented at all meetings of the Shareholders.

              Section 6.03. Stock Transfer Books.
Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate, or by an attorney lawfully constituted in writing, and upon surrender of the certificate therefor, or in the case of a certificate alleged to have been lost, stolen or destroyed, upon compliance with the provisions of Section 6.06 of these Bylaws.

              Section 6.04. Shareholder Rights. The
Corporation shall be entitled to treat the record holder of any share of stock of the Corporation as the person entitled to vote such share (if such share represents voting stock) and to receive any dividend or other distribution with respect to such share, and for all other purposes and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

              Section 6.05. Transfer Agent. The Board
of Directors may appoint one or more transfer agents and one or more registrars and may require each stock certificate to bear the signature or signatures of a transfer agent or a registrar or both.

              Section 6.06. Replacement Certificates.
Any person claiming a certificate of stock to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the Directors so require, give the Corporation a bond of indemnity. Such bond shall be in form and amount satisfactory to the Board of Directors, and shall be with one or more sureties, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.



              ARTICLE VII. MISCELLANEOUS

              Section 7.01. Inspection of Books. The
Board of Directors shall have power to determine which accounts and books of the Corporation, if any, shall be open to the inspection of Shareholders, except with respect to such accounts, books and records as may by law be specifically open to inspection by the Shareholders, and shall have power to fix reasonable rules and regulations not in conflict with the applicable laws, if any, for the inspection of records, accounts, and books which by law or by determination of the Board of Directors shall be open to inspection, and the Shareholders' rights in this respect are and shall be restricted and limited accordingly.

              Section 7.02. Fiscal Year. The fiscal
year of the Corporation shall be fixed from time to time by resolution of the Board of Directors.

              Section 7.03. Seal. The corporate seal
shall be in such form as the Board of Directors may from time to time determine. In the event it is inconvenient to use such seal at any time, the signature of the Corporation followed by the word
"SEAL" or "CORPORATE SEAL" enclosed in parenthesis or scroll, shall be deemed to be the seal of the Corporation.

              Section 7.04. Annual Statements. Not
later than four (4) months after the close of each fiscal year, and in any case prior to the next annual meeting of Shareholders, the Corporation shall prepare:

              (1) a balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of its fiscal year, and

              (2) a profit and loss statement showing
the results of its operation during its fiscal year.

         Upon written request, the Corporation promptly shall mail to any Shareholder of record a copy of the most recent such balance sheet and profit and loss statement.

              Section 7.05. Appointment of Agents. The
Chairman of the Board of Directors and the President shall be authorized and empowered in the name of and as the act and deed of the Corporation to name and appoint general and special agents, representatives and attorneys to represent the Corporation in the United
States or in any foreign country or countries; to name and appoint attorneys and proxies to vote any shares of stock in any other corporation at any time owned or held of record by the Corporation; to prescribe, limit and define the powers and duties of such agents, representatives, attorneys and proxies; and to make substitution, revocation, or cancellation in whole or in part of any power or authority conferred on any such agent, representative, attorney or proxy. All powers of attorney or other instruments under which such agents, representatives, attorneys or proxies shall be so named and appointed shall be signed and executed by the Chairman of the Board of Directors or the President.
Any substitution, revocation, or cancellation shall be signed in like manner, provided always that any agent, representative, attorney or proxy, when so authorized by the instrument appointing him, may substitute or delegate his powers in whole or in part and revoke and cancel such substitutions or delegations. No special authorization by the Board of Directors shall be necessary in connection with the foregoing, but this Bylaw shall be deemed to constitute full and complete authority to the Officers above designated to do all the acts and things as they deem necessary or incidental thereto or in connection therewith.

              Section 7.06. Indemnification.

                   (a)  Under the circumstances
prescribed in this Section 7.06, the Corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal (a
"Proceeding"), by reason of the fact that he is or was a Director or Officer of the Corporation, or, while a Director or Officer, is or was serving at the request of the Corporation as an officer, director, partner, joint venturer, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against the obligation to pay a judgment, settlement, penalty, fine or reasonable expenses
(including attorneys' fees) actually and reasonably incurred by him in connection with such Proceeding, but only if he conducted himself in good faith, and reasonably believed: (1) with respect to conduct in his "official capacity" (as that term is defined in Section
14-2-850 of the Georgia Business Corporation Code, as amended), that such conduct was in the best interests of the Corporation; (2) with respect to all other cases, only if that conduct was at least not opposed to the best interests of the Corporation; or (3) with respect to any criminal Proceeding, that he had no reasonable cause to believe his conduct was unlawful.
Notwithstanding the above, the indemnification permitted hereunder in connection with a Proceeding by or in the right of the Corporation is limited to reasonable expenses (including attorneys' fees) incurred in connection with a Proceeding in which it is determined that such person has met the standard of conduct required by this Section 7.06(a).

                   (b)  The termination of any
Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not meet the standard of conduct set forth in Section 7.06(a).

                   (c)  Notwithstanding the foregoing,
the Corporation shall not indemnify any Director or Officer in connection with any Proceeding with respect to conduct for which he was adjudged liable on the basis that personal benefit was improperly received by him.

                   (d)  If a Director or Officer has
been wholly successful, on the merits or otherwise, in the defense of any Proceeding to which he was a party because he is or was a Director or Officer, the Corporation shall indemnify him against reasonable expenses (including attorneys' fees) incurred by him in connection therewith.

                  (e)  Except as provided in paragraphs
(d) and (g) of this Section 7.06, and except as may be ordered by a court, the Corporation shall not indemnify any Director or Officer unless authorized hereunder and a determination has been made that indemnification of the Director or Officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 7.06(a). Such determination shall be made in accordance with Section 14-2-855 of the Georgia Business Corporation Code, as amended.

                   (f)  Reasonable expenses (including
attorneys' fees) incurred by a Director or Officer who is a party to a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding if the procedures set forth in Section 14-2-
853 of the Georgia Business Corporation Code, as amended, are complied with.

                   (g)  The indemnification provided by
this Section 7.06 shall not be deemed exclusive of any other right to which the persons indemnified hereunder shall be entitled under law or under contract, and shall inure to the benefit of the heirs, executors or administrators of such persons.

                   (h)  The Corporation may purchase
and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or who, while a Director or Officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, joint venturer, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other entity, against any liability asserted against or incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify or advance expenses to him against such liability under the provisions of this Section 7.06.

                   (i)  If any expenses or other
amounts are paid by way of indemnification, otherwise than by court order or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall, not later than the next annual meeting of the Shareholders, unless such meeting is held within three (3) months from the date of such payment, and, in any event, within fifteen (15) months from the date of such payment, send by first class mail to its Shareholders of record at the time entitled to vote for the election of Directors, a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

              Section 7.07. Reimbursement from
Officers. Any payment made to an Officer of the Corporation, such as salary, commission, bonus, interest, rent or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such Officer to the Corporation to the full extent of such disallowance, unless otherwise approved by the Board of Directors. It shall be the duty of the Board of Directors to enforce payment of each such amount disallowed. In lieu of payment by the Officer, subject to the determination of the Board of Directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the Corporation has been recovered.

       Section 7.08. Reimbursement of Personal
Expenses. Each Officer and Director of the Corporation shall be required from time to time to bear personally incidental expenses related to his responsibilities as an Officer and Director which expenses unless specifically authorized shall not be subject to reimbursement by the Company.

               ARTICLE VIII. AMENDMENTS

              Section 8.01. Amendment. The Bylaws of
the Corporation may be altered or amended and new
Bylaws may be adopted by the Shareholders at any annual or special meeting of the Shareholders or by the Board of Directors at any regular or special meeting of the Board of Directors; provided, however, that if such action is to be taken at a meeting of the Shareholders, notice of the general nature of the proposed change in the Bylaws shall have been given in the notice of the meeting.

               ARTICLE IX. CONSTRUCTION

              Section 9.01. Construction. In the event of any conflict between the terms of these Bylaws and the terms of the Articles of Incorporation or any agreement between and among the Shareholders, the terms of the Articles of Incorporation and/or the agreement between and among the Shareholders shall control and govern.

              IN WITNESS WHEREOF, the undersigned
Secretary does hereby attest that the foregoing Bylaws were adopted as the Bylaws of the Corporation by act of the Board of Directors of the Corporation as of August
27, 1996.



               /s/Marola C. Robison
               Marola C. Robison, Secretary